Exhibit 10.1

DAVID C. SHONKA

Acting General Counsel

JANET AMMERMAN, CA Bar No. 113996

CHRISTINE M. TODARO, OH Bar No. 0084976

DANIEL O. HANKS, DC Bar No. 495823; VA Bar No. 65523

600 Pennsylvania Ave. NW, Mailstop: CC 8528, Washington, D.C. 20580

(202) 326-2222/(202) 326-3395 (fax)

jammerman1@ftc.gov; ctodaro@ftc.gov; dhanks@ftc.gov

LAURA SOLIS, WA Bar No. 36005

915 Second Ave., Suite 2896, Seattle, WA 98174

(206) 220-4544/(206) 220-6366 (fax)

lsolis@ftc.gov

Local Counsel

BARBARA CHUN, CA Bar No. 186907

Email: bchun@ftc.gov

Federal Trade Commission

10877 Wilshire Blvd., Suite 700

Los Angeles, CA 90024

Tel: (310) 824-4343

Fax: (310) 824-4380

Attorneys for Plaintiff

Federal Trade Commission

                                                     UNITED STATES DISTRICT COURT

                                         FOR THE CENTRAL DISTRICT OF CALIFORNIA

FEDERAL TRADE COMMISSION, Plaintiff, v. HERBALIFE INTERNATIONAL OF AMERICA, INC., a corporation; HERBALIFE INTERNATIONAL, INC., a corporation; and	Case No. STIPULATION TO ENTRY OF ORDER FOR PERMANENT INJUNCTION AND MONETARY JUDGMENT

                                                                                  1

HERBALIFE, LTD., a corporation, Defendants.

Plaintiff, the Federal Trade Commission (“Commission”), filed its Complaint for

Permanent Injunction and Other Equitable Relief (“Complaint”) in this matter, pursuant to

Section 13(b) of the Federal Trade Commission Act (“FTC Act”), 15 U.S.C. § 53(b). The

Commission and Defendants stipulate to entry of a Stipulated Order for Permanent

Injunction and Monetary Judgment (“Order”), lodged concurrently with this Stipulation,

with the following terms and provisions:

THEREFORE, IT IS ORDERED as follows:

                                                                        FINDINGS

Plaintiff and Defendants stipulate to the following findings:

1.	This Court has jurisdiction over this matter.

2.	The Complaint charges that Defendants participated in unfair and deceptive acts or practices in violation of Section 5 of the FTC Act, 15 U.S.C. § 45, by: promoting participation in a multi-level marketing program with a compensation structure that causes or is likely to cause harm to participants; making false or misleading income representations; making unsubstantiated claims regarding the retail sales income earned by participants in Defendants’ program; and providing participants in Defendants’ program with the means and instrumentalities to engage in deceptive acts and practices.

3.	Defendants neither admit nor deny any of the allegations in the Complaint,

except as specifically stated in this Order. Only for purposes of this action, Defendants admit the facts necessary to establish jurisdiction.

4.	Defendants waive any claim that they may have under the Equal Access to

Justice Act, 28 U.S.C. § 2412, concerning the prosecution of this action through the date of this Order, and agree to bear their own costs and attorney fees.

5.	Defendants waive all rights to appeal or otherwise challenge or contest the

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validity of this Order.

DEFINITIONS

For the purpose of this Order, the following definitions apply:

A.	“Business Opportunity Participant” or “Participant” means any individual who is participating in a Multi-Level Marketing Program. “Business Opportunity

Participant” or “Participant” does not include Preferred Customers.

B.	“Business Venture” means any written or oral business arrangement, however denominated, whether or not covered by 16 C.F.R. Part 437, that consists of the payment of any consideration for the right or means to offer, sell, or distribute goods or services (whether or not identified by a trademark, service mark, trade name,

advertising or other commercial symbol). The definition of “Business Venture”

includes Multi-Level Marketing Programs.

C.	“Defendants” means all of the Defendants and their successors and assigns,

individually, collectively, or in any combination.

D.	“Downline” refers to the collection of all Business Opportunity Participants whom a

Business Opportunity Participant has personally recruited or sponsored (first level),

all Participants and Preferred Customers recruited or sponsored by first level

Participants (second level), all Participants and Preferred Customers recruited or sponsored by second level Participants (third level), and so forth, however denominated (including, but not limited to, “downline,” “tree,” “cooperative,” or

“income center”), whose activities are the basis, in whole or part, for any payment or compensation from Defendants to the Business Opportunity Participant.

E.	“Multi-Level Compensation” means any payment or compensation (including, but not limited to, “wholesale profit,” “commissions,” “royalties,” “overrides,” and

“bonuses”) in a Multi-Level Marketing Program from Defendants to a Business

Opportunity Participant that is based, in whole or in part, on the activities of the

Participant’s Preferred Customers and the Participant’s Downline.

                                                                              3

F.	“Multi-Level Marketing Program” or “Program” means any marketing program in which Business Opportunity Participants have the right to (1) sell goods or services; (2) recruit others into the Program; and (3) receive payment or other compensation that is based, in whole or in part, upon the Product purchases, sales,

or other activities of the Participant’s Downline.

G.	“Net Rewardable Sales” for Defendants means the annual total of

1.	Net Sales generated by Preferred Customer Sales and Product sales that result in Profitable Retail Sales; and

2.	Net Sales generated by Rewardable Personal Consumption, determined pursuant to Subsection I.E.

Provided, however, that if the total of G.2 would exceed one-third of the combined total of G.1 and G.2, then Net Rewardable Sales shall equal one-and-a-half times the total of G.1.

H.	“Net Sales” means gross Product sales in the United States by Defendants,

including packaging and handling, freight recovery, and surcharges, and net of any returns, refunds, Product Discounts, and allowances, including Wholesale

Commissions.

I.	“Preferred Customer” means an individual who joins or registers with a Multi-

Level Marketing Program as a customer only, and who does not have the right to

(1) sell goods or services; (2) recruit others into the Program; or (3) receive Multi-

Level Compensation.

J.	“Preferred Customer Sales” or “Sales to Preferred Customers” means sales of

Products made directly from Defendants to Preferred Customers.

K.	“Product” means any good sold by Defendants that can potentially generate Multi-

Level Compensation pursuant to Defendants’ compensation plan.

L.	“Product Discount” refers to the difference between Defendants’ suggested retail price for a Product and the Product price charged by Defendants to the purchaser in a purchase made directly from Defendants.

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M.	“Profitable Retail Sale” means a sale of Product by a Business Opportunity

Participant to a Retail Customer or a Preferred Customer that is a genuine sale made at a price above the Business Opportunity Participant’s average wholesale cost over the preceding twelve (12) months for the items sold (including tax and the actual or approximate cost of shipping, handling, and any similar fees) and for which retail sale information is collected and maintained by Defendants.

N.	“Retail Customer” means a purchaser of Products sold through a Multi-Level

Marketing Program who is not a Business Opportunity Participant or a Preferred

Customer, is not registered with the Program, and is not otherwise participating in the Program.

O.	“Rewardable Personal Consumption” means sales of Product by Defendants to a

Business Opportunity Participant, for his own or his household’s use, that can potentially be used to generate Multi-Level Compensation as set forth in Subsection

I.E.

P.	“Total Net Sales” for Defendants means the total of Net Sales in a fiscal year.

Q.	“Wholesale Commissions” means Multi-Level Compensation generated by a

Product purchase from Defendants that, in total for the transaction, equals the difference between the purchaser’s Product Discount and the lesser of either the maximum Product Discount for the Product under Defendants’ compensation plan or 50% of the suggested retail price of the Product, and is paid by Defendants to

Participants whose Product Discount is greater than that of the purchaser and who have such purchaser either in their Downline or as a Preferred Customer whom they recruited or sponsored.

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                                                                          ORDER

                                                                                I.

                                             PROHIBITED BUSINESS PRACTICES

IT IS ORDERED that Defendants, Defendants’ officers, agents, employees, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, are permanently restrained and enjoined from advertising, marketing, promoting, or offering any Multi-Level Marketing Program unless such program has the following characteristics:

A.	Limitations on Multi-Level Compensation. The program shall include, and

Defendants shall enforce, the following provisions:

1.	Any Multi-Level Compensation paid to a Participant for a given period shall be generated solely by the following categories of transactions (“Rewardable

Transactions”) occurring in the same period or, during such Participant’s first six months as a Business Opportunity Participant, the three months prior to that period:

a.	Sales to Preferred Customers whom the Participant has personally recruited or sponsored;

b.	Sales to Preferred Customers in the Participant’s Downline;

c.	Profitable Retail Sales of the Participant’s Downline, as calculated by

Defendants using the information collected pursuant to Subsection I.C; and

d.	All or a portion of Rewardable Personal Consumption transactions,

determined pursuant to Subsection I.E., of the Participant’s Downline;

provided that the Rewardable Personal Consumption transactions included in a Participant’s Rewardable Transactions shall be limited such that no more than one-third of the total value of the Participant’s Multi-Level

Compensation may be attributable to or generated by such transactions.

2.	If a Participant has transactions that are not Rewardable Transactions (“Non-

Rewardable Transactions”) in his or her Downline, the amount of any Multi-

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Level Compensation that the Participant may receive shall not vary from the amount of Multi-Level Compensation that the Participant would be entitled to receive if such Non-Rewardable Transactions were not in his or her Downline;

i.e., the total amount of a Participant’s Multi-Level Compensation shall not be increased because the Non-Rewardable Transactions were in the Participant’s

Downline rather than in any other Participant’s Downline.

3.	Any point system or other method used to measure Rewardable Transactions shall assign the same value to a given Product regardless of whether the Product was sold to a Preferred Customer, to a Retail Customer, or to a Business

Opportunity Participant. Any system that calculates Multi-Level Compensation shall not vary the compensation for a Rewardable Transaction based on whether the Product was sold to a Preferred Customer, to a Retail Customer, or to a

Business Opportunity Participant for personal consumption.

4.	For any fiscal year, if the total of Net Rewardable Sales is less than 80% of Total

Net Sales, the sum of Multi-Level Compensation payments excluding Wholesale

Commissions by Defendants to Participants may not exceed forty-one point seven five percent (41.75%) of the amount of Net Rewardable Sales, which reflects a ten-percent (10%) increase over the percentage of Multi-Level

Compensation excluding Wholesale Commissions paid by Defendants in fiscal year 2015.

5.	No compensation shall be paid solely for enrolling or recruiting a Participant or a

Preferred Customer into the Program.

B.	Preferred Customer Category. The program shall differentiate between Preferred

Customers and Business Opportunity Participants, including through the following requirements:

1.	A Preferred Customer’s classification cannot change to Business Opportunity

Participant except upon the Preferred Customer’s written request or application

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or other written expression of intent made directly to and approved by

Defendants.

2.	A Business Opportunity Participant’s classification cannot change to Preferred

Customer except upon the Participant’s written request or application or other written expression of intent made directly to and approved by Defendants.

3.	A Preferred Customer who becomes a Business Opportunity Participant may not receive any benefit or status that depends in any way on that individual’s activity as a Preferred Customer, except that any discount that the individual obtained as a Preferred Customer may continue to be used to purchase Product that is designated, at the time of purchase, as being for the individual’s own or household use.

4.	All individuals who are registered with or participating in the Program as of the

Effective Date of this Section and who have not affirmatively elected to be classified as Preferred Customers pursuant to Subsection I.B.2, above, shall be classified as Business Opportunity Participants.

C.	Collection of Retail Sales Information. Defendants shall collect from Business

Opportunity Participants and maintain in a standardized format the following information for any claimed Profitable Retail Sale:

1.	the method of payment;

2.	the Products and quantities sold;

3.	the date;

4.	the price paid by the purchaser;

5.	the first and last name of the purchaser;

6.	contact information for the purchaser, including at least two of the following:

telephone number, address or e-mail address; and

7.	for any paper receipt submitted to Defendants, the signature of the Retail

Customer or Preferred Customer.

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D.	Verification of Retail Sales and Preferred Customer Sales. The following requirements shall apply regarding Profitable Retail Sales and Preferred Customer

Sales:

1.	Defendants shall take all reasonable steps, including both random and targeted audits, to monitor Profitable Retail Sales and Preferred Customer Sales in order to ensure that they are genuine sales of Products, rather than an attempt to manipulate the Program’s compensation plan.

2.	Defendants shall take all reasonable steps, including both random and targeted audits, to monitor Profitable Retail Sales in order to ensure that they in fact occurred as reported in the information collected and maintained pursuant to

Subsection I.C.

3.	If the total amount of Product claimed by any Business Opportunity Participant as Profitable Retail Sales exceeds the total amount of Product purchased by the

Participant subsequent to the Effective Date of this Section, less any amount designated at the time of purchase as being for the Participant’s own or household use, Defendants shall not pay any Multi-Level Compensation on the excess amount of claimed Profitable Retail Sales.

E.	Limitations on Rewardable Personal Consumption. The Rewardable Personal

Consumption of a Business Opportunity Participant in a given period shall be limited to purchases in that period that are designated by the Business Opportunity

Participant at the time of purchase as being for the Business Opportunity

Participant’s own or household use. Rewardable Personal Consumption shall also be subject to the following additional limitations:

1.	For the first twelve (12) months following the date this Subsection becomes effective, an individual Business Opportunity Participant’s own purchases in a given month may be Rewardable Personal Consumption in an amount not to exceed $200 of wholesale Product expenditures (including tax and actual or approximate shipping, handling, and similar fees).

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2.	Beginning twelve (12) months after the date this Subsection becomes effective,

an individual Business Opportunity Participant’s own purchases (including tax and actual or approximate shipping, handling, and similar fees) in a given month may be Rewardable Personal Consumption in an amount not to exceed the greater of:

a.	$125 in wholesale Product expenditures; or

b.	the 75th percentile of average monthly wholesale Product expenditures among Preferred Customers over the prior twelve (12) months (the

“measurement window”). The population of Preferred Customers from which the 75th percentile shall be computed shall consist exclusively of all

Preferred Customers who had the status of Preferred Customer for at least six

(6) months of the measurement window and who purchased product directly from Defendants at least once during each of the calendar quarters in which they had the status of Preferred Customer during the measurement window.

Each Preferred Customer’s “average monthly wholesale Product expenditure” shall be calculated by summing up all Product expenditures

(including tax and shipping, handling, and similar fees) made by the

Preferred Customer directly from Defendants during the measurement window and made while he or she had the status of Preferred Customer, and dividing that sum by the total number of months in the measurement window for which he or she had the status of Preferred Customer, regardless of whether he or she made purchases in any of those months. This latter limit option shall be available only if the population of Preferred Customers being ranked consists of not less than 20,000 individuals.

3.	The limitation of Subsection I.E.2 shall be re-set annually, based on the prior twelve (12) months of activity, through the procedure set forth in that

Subsection.

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F.	Limitations on Thresholds, Targets, and Requirements. The Program shall include, and Defendants shall enforce, the following policies:

1.	Business Opportunity Participants shall not be required to purchase a minimum quantity of products, except that Defendants may require Business Opportunity

Participants to purchase an initial start-up package or its equivalent, provided that no Multi-Level Compensation is generated or paid on the purchase.

2.	To the extent the Program requires that a Participant meet a threshold or target in order to (a) obtain or maintain a level or designation necessary to receive any particular type or amount of Multi-Level Compensation; (b) qualify or become eligible to receive Multi-Level Compensation; (c) otherwise increase the

Participant’s amount of Multi-Level Compensation; or (d) obtain, maintain,

increase, or qualify for a discount or rebate on Product purchased for resale; such threshold or target shall be met exclusively through Profitable Retail Sales and

Sales to Preferred Customers.

3.	Business Opportunity Participants are prohibited from participating in any auto-

shipment program or any similar program involving standing orders of product.

G.	Refund Policies. The program shall include, and Defendants shall enforce, the following policies related to product refunds or buybacks:

1.	For at least the first twelve (12) months after becoming a Business Opportunity

Participant, Participants are entitled to a full refund from Defendants of the cost of any start-up package or its equivalent. If Defendants require, as part of their refund procedure, that any part of the start-up package or its equivalent be returned, Defendants will pay for any shipping costs associated with such return.

2.	Business Opportunity Participants are entitled to a full refund from Defendants of the cost, including tax and any fees, of any unopened products purchased from

Defendants within the previous twelve (12) months. If Defendants require, as part of their refund procedure, that refundable products be returned, Defendants will pay for any shipping costs associated with such return.

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3.	Defendants shall take effective steps to notify Participants of both (i) the right to return unopened product for a full refund and (ii) contact information, including a telephone number, that may be used to promptly initiate a product return for refund. Such steps shall include, at a minimum, providing clear and conspicuous notice of the same on the following:

a.	Every product purchase invoice or receipt sent from Defendants to a

Participant;

b.	Any websites maintained by Defendants that promote or otherwise provide information about the Program;

c.	Any application to join the Program as a Business Opportunity Participant;

and

d.	Any of Defendants’ booklets, brochures, or similar printed materials promoting the Program.

4.	Preferred Customers are entitled to product refunds on terms and through procedures that are at least as generous as those for Retail Customers.

H.	Required Training for Business Opportunity Participants. Defendants shall not pay Multi-Level Compensation to any Participant, and shall prohibit and prevent such Participant from recruiting or sponsoring other Participants, until such

Participant has successfully completed a training course conducted by Defendants that is focused on the following topics: (a) the importance of purchasing only the amount of product that the Participant expects to sell in the near future; (b) how to document retail sales; (c) prohibitions on and consequences for falsifying retail sales documentation; (d) how to identify and account for business-related expenses and calculate profit or loss; (e) how to create a business budget and manage income and expenses; (f) prohibited and permissible representations to Participants and potential

Participants; (g) how to receive a refund or buyback for unwanted product; and

(h) how to submit a complaint about the business opportunity to Defendants and to law enforcement.

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I.	Policies Relating to Leased or Purchased Business Locations. The program shall include, and Defendants shall enforce, the following policies relating to leased or purchased business locations:

1.	Participants are prohibited from entering into any lease, sublease, or purchase of a physical location or a portion of a physical location (other than their homes or dwellings) for their Program-related businesses until they have:

a.	been Business Opportunity Participants for at least twelve (12) consecutive months;

b.	successfully completed a training course conducted by Defendants that focuses on the following topics as related to the operation of a leased or purchased business location: (i) how to identify and account for all business-

related expenses and calculate profit or loss; (ii) how to create a budget and manage income and expenses; (iii) how to learn about and comply with local laws that may affect the Participant’s business; and (iv) how to create a business plan meeting the requirements set forth in Subsection I.I.c, below;

and

c.	prepared a written business plan that such Participant must retain and make available to Defendants or to the Independent Compliance Auditor upon request, and that (i) identifies the facilities and equipment that will be used for business operations and the costs of acquiring such facilities and equipment; (ii) identifies applicable city, county, and state regulations and the steps and costs necessary for the Participant to operate in compliance therewith; (iii) estimates start-up costs and identifies the source of funding for such costs; (iv) presents a promotional plan for attracting customers to the location; (v) estimates the monthly and annual volume of customers and sales necessary for the Participant’s retail business to operate profitably; and

(vi) forecasts income, overhead, and operating expenses by month for the first two years of operation.

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                                                                      II.

                                         PROHIBITED MISREPRESENTATIONS

IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents, and employees, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, in connection with the advertising, marketing, promoting, or offering of any Business Venture, are permanently restrained and enjoined from misrepresenting or assisting others in misrepresenting, including by providing others with the means and instrumentalities with which to misrepresent, expressly or by implication:

A.	That participants will or are likely to earn substantial income;

B.	The amount of revenue, income, or profit a participant actually earned or can likely earn;

C.	The reasons participants do not earn significant income, including but not limited to representations that participants fail to devote substantial or sufficient effort; and

D.	Any other fact material to participants concerning the Business Venture, such as:

the total costs to participate, including trainings, brochures, and sales aids; any material restrictions, limitations, or conditions on operating the Business Venture; or

any material aspect of its performance, efficacy, nature, or central characteristics.

                                                                      III.

                               PROHIBITED LIFESTYLE REPRESENTATIONS

IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents, and employees, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, in connection with the advertising, marketing, promoting, or offering of any Business Venture, are permanently restrained and enjoined from representing that participation in the Business

Venture is likely to result in a lavish lifestyle, and from using images or descriptions to represent or imply that participation in the Business Venture is likely to result in a lavish

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lifestyle. For the purposes of this Section, the following are examples of prohibited claims when made to a general audience of prospective or current participants:

A.	Statements that participants can “quit your job,” “be set for life,” “earn millions of dollars,” “make more money than they ever have imagined or thought possible,”

“realize unlimited income,” or any substantially similar representations; and

B.	Descriptions or images of opulent mansions, private helicopters, private jets, yachts,

exotic automobiles, or any substantially similar representations.

                                                                          IV.

 PROHIBITION AGAINST MATERIAL OMISSIONS AND UNSUBSTANTIATED

                                               INCOME REPRESENTATIONS

IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents, and employees, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, in connection with advertising, marketing, promoting, or offering any Business Venture, are permanently restrained and enjoined from:

A.	Failing to disclose, clearly and conspicuously, before any potential participant pays any money to Defendants, all information material to the decision of whether to participate in the Business Venture, including, but not limited to whether

Defendants have a refund or buyback policy and if so, all material terms and conditions of the refund or buyback policy, including the specific steps consumers must follow to obtain a refund or buyback; and

B.	Making any representation, expressly or by implication, regarding the amount or level of income, including full-time or part-time income, that a participant can reasonably expect to earn unless the representation is non-misleading and, at the time such representation is made, Defendants possess and rely upon competent and reliable evidence sufficient to substantiate that the representation is true. Implied representations regarding the amount or level of income that a participant

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reasonably can expect to earn include but are not limited to representations involving and images used to show an improved lifestyle.

                                                                          V.

                                 COMPLIANCE MONITORING BY DEFENDANTS

IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents,

employees, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, in connection with advertising, marketing, promoting, or offering any Multi-Level Marketing Program, are hereby permanently restrained and enjoined from:

A.	Failing to take all reasonable steps necessary to monitor and ensure that Defendants’

agents, representatives, employees, and independent contractors act in compliance with the requirements of Sections I–IV of this Order. For purposes of this

Subsection, an individual’s status as a Business Opportunity Participant alone does not render him or her an agent, representative, employee, or independent contractor of Defendants.

B.	Failing to take all reasonable steps necessary to monitor and ensure that Business

Opportunity Participants and Preferred Customers act in compliance with the requirements of Sections II–IV of this Order.

C.	Providing any monetary compensation to any Business Opportunity Participant when Defendants know or should know that such monetary compensation is or would be based on claimed transactions that are not in accordance with the requirements of Section I.

D.	Failing to claw back any monetary compensation to any Business Opportunity

Participant when Defendants learn or should have learned that such monetary compensation was based on claimed transactions that were not in accordance with the requirements of Section I.

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E.	Failing to implement and maintain a corrective action program that deters and corrects behaviors of Business Opportunity Participants and Preferred Customers

that are not in compliance with the requirements of this Order.

F.	Failing to promptly and thoroughly investigate any complaint received by

Defendants relating to compliance with this Order and to notify the complainant of the resolution of the complaint and the reason therefor, unless legitimate business reasons exist not to notify the complainant.

                                                                             VI.

                                     INDEPENDENT COMPLIANCE AUDITOR

IT IS FURTHER ORDERED that an Independent Compliance Auditor (“ICA”)

shall be appointed to further ensure compliance with Section I.A–F and I.I of this Order, as set forth below. The ICA shall be an independent third party, not an employee or agent of the Commission or of Defendants, and no attorney-client or other professional relationship shall be formed between the ICA and Defendants. No later than sixty (60) days after the entry of this Order, Commission staff and Defendants shall select the ICA by mutual agreement. If the parties are unable to agree on an ICA who is willing and able to perform the ICA’s duties under this Order, they shall submit the matter to the Court for determination. Defendants shall consent to the following terms and conditions regarding the ICA:

A.	The ICA shall serve, without bond or other security, at the expense of Defendants.

Defendants shall execute an agreement that, subject to the prior approval of

Commission staff, confers upon the ICA all the rights and powers necessary to permit the ICA to perform its duties and responsibilities pursuant to and in accordance with the provisions of this Order. Any individual who serves as ICA or performs duties at the ICA’s direction shall agree not to be retained by the

Commission or Defendants for a period of two years after the conclusion of the engagement.

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B.	Beginning at the Effective Date applicable to Section I of this Order, the ICA shall have the duty and responsibility to diligently and competently review, assess, and evaluate Defendants’ compliance with the following requirements of Section I of this Order, namely the requirements that:

1.	Defendants are paying Multi-Level Compensation only in accordance with

Subsection I.A, and subject to the limitations set forth in Subsections I.D., I.E,

I.F, and I.H;

2.	Defendants are differentiating between Preferred Customers and Business

Opportunity Participants as required by Subsection I.B;

3.	Defendants are collecting and maintaining retail sales information as required by

Subsection I.C;

4.	Defendants are taking all reasonable steps necessary to monitor and ensure that

Profitable Retail Sales and Preferred Customer Purchases are genuine sales of

Products, rather than an attempt to manipulate the program’s compensation plan,

as required by Subsection I.D.1;

5.	Defendants are taking all reasonable steps necessary to monitor and ensure that

Profitable Retail Sales in fact occurred as reported in the information collected and maintained pursuant to Subsection I.D.2;

6.	Defendants are complying with the requirements and limitations relating to claimed Profitable Retail Sales set forth in Subsection I.D.3;

7.	Defendants are complying with the requirements and limitations relating to

Rewardable Personal Consumption set forth in Subsection I.E;

8.	Defendants are complying with the limitations on thresholds, targets, and requirements set forth in Subsection I.F;

9.	Defendants are complying with and enforcing the requirements and limitations on leased or purchased business locations set forth in Subsection I.I.

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C.	Subject to the terms of this Order, the ICA shall have authority to engage professional staff, at the expense of Defendants, to assist the ICA in carrying out the

ICA’s duties and responsibilities.

D.	Except for information protected by any demonstrated legally-recognized privilege,

the ICA shall have full and complete access to all reasonably available information in the possession, custody, or control of Defendants that is relevant to accomplishing the ICA’s duties and responsibilities described in Section VI.

Defendants may consult with the ICA concerning the ICA’s work, including but not limited to the ICA’s findings and recommendations, as appropriate.

E.	The ICA, and any staff engaged to assist the ICA in carrying out the ICA’s duties and responsibilities, shall maintain the confidentiality of any of Defendants’

information obtained in accordance with this Order, and shall not disclose such information to any other person except in accordance with this Order; except that,

upon request, the ICA shall share records and information with Commission staff.

Nothing in this Section shall affect or impair the Commission’s ability to obtain records and information pursuant to Section XII.

F.	Defendants may require the ICA, and any staff engaged to assist the ICA in carrying out the ICA’s duties and responsibilities, to sign a customary confidentiality agreement; provided, however, that such agreement shall not restrict the ICA (and its representatives) from providing any information to Commission staff.

G.	Commission staff may require the ICA, and any staff engaged to assist the ICA in carrying out the ICA’s duties and responsibilities, to sign an appropriate confidentiality agreement related to Commission materials and information received in connection with the performance of the ICA’s duties, and to take other appropriate steps to protect the confidentiality of the same.

H.	The ICA shall serve for seven (7) years after the Effective Date applicable to

Section I of this Order.

                                                                              19

I.	The ICA shall periodically report in writing to Commission staff and to Defendants on Defendants’ compliance with each of the subsections of Section I. For the first three (3) years, the ICA shall make such reports every six (6) months, beginning six months following the Effective Date applicable to Section I. After the first three

(3) years, the frequency of such reports shall be decreased to annually.

J.	If, at any time, the ICA determines that Defendants are not in substantial compliance with Section I.A–F or I.I of this Order, the ICA shall so notify Commission staff and consult with Defendants. Defendants may at any time submit to Commission staff and to the ICA a written response to the ICA’s notification.

K.	The ICA shall prepare a budget and work plan as follows:

1.	No later than ninety (90) days prior to the Effective Date applicable to Section I of this Order, the ICA shall, in consultation with Commission staff and

Defendants, prepare and present to Commission staff and Defendants an annual budget and work plan (the “ICA Budget”) describing the scope of work to be performed and the fees and expenses of the ICA and any professional staff to be incurred during the first year following the Effective Date of Section I of this

Order.

2.	The scope of work, fees, and expenses to be incurred by the ICA and any professional staff shall be reasonable and not excessive, in light of the ICA’s defined duties, responsibilities, and powers prescribed in this Order.

3.	The ICA shall prepare and submit to Defendants and to Commission staff an annual ICA Budget no later than ninety (90) days prior to the beginning of each subsequent year of the ICA’s term. If Defendants and Commission staff both approve the ICA Budget, the ICA shall adhere to and shall not exceed the approved ICA Budget, unless such deviations are authorized by agreement of the parties or order of the Court.

4.	Within 21 days of receipt of any ICA Budget, either Commission staff or

Defendants may serve an objection to the ICA, who, within 21 days of such

                                                                              20

objection, shall provide to Commission staff and Defendants a revised ICA

Budget or a notice that no such revision will be made.

5.	Following the ICA’s response to an objection provided in accordance with

Subsection VI.K.3, either Commission staff or Defendants may apply to the

Court to modify the ICA Budget.

6.	Pending the Court’s decision concerning any application pursuant to Subsection

VI.K.4, the ICA shall continue to perform its duties and implement the ICA

Budget as prepared by the ICA.

L.	Defendants shall indemnify the ICA and hold the ICA harmless against all losses,

claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the ICA’s duties, including all reasonable fees of counsel and other reasonable expenses incurred in connection with the preparations for, or defense of,

any claim, whether or not resulting in any liability, except to the extent that such losses, claims, damages, liabilities, or expenses result from gross negligence, willful or wanton acts, or bad faith by the ICA.

M.	In the event Commission staff determines that the ICA has ceased to act or failed to act consistently with the terms of this Subsection, Commission staff may relieve the

ICA of its duties.

N.	If the ICA has been relieved of its duties, or if the ICA is no longer willing or able to continue to serve, Commission staff and Defendants shall mutually agree on a replacement ICA. If the parties are unable to agree on a replacement ICA within thirty (30) days, they shall submit the matter to the Court for determination. If more than three (3) months elapse without an ICA in place, the overall term of the ICA set forth in Subsection VI.H shall be extended for a commensurate period.

O.	Not later than ten (10) days after the appointment of the replacement ICA,

Defendants shall execute an agreement that, subject to the prior approval of

Commission staff, confers upon the replacement ICA all the rights and powers

                                                                              21

necessary to permit the replacement ICA to perform its duties and responsibilities pursuant to this Order.

                                                                            VII.

                                                       MONETARY JUDGMENT

IT IS FURTHER ORDERED that:

A.	Judgment in the amount of Two Hundred Million Dollars ($200,000,000) is entered in favor of the Commission against Defendants, jointly and severally, as equitable monetary relief.

B.	Defendant Herbalife International of America, Inc. is ordered to pay to the

Commission Two Hundred Million Dollars ($200,000,000), within 7 days of entry of this Order by electronic fund transfer in accordance with instructions previously provided by a representative of the Commission.

C.	Defendants relinquish dominion and all legal and equitable right, title, and interest in all assets transferred pursuant to this Order and may not seek the return of any assets.

D.	The facts alleged in the Complaint will be taken as true, without further proof, in any subsequent civil litigation by or on behalf of the Commission in a proceeding to enforce its rights to any payment or monetary judgment pursuant to this Order, such as a nondischargeability complaint in any bankruptcy case.

E.	The facts alleged in the Complaint establish all elements necessary to sustain an action by the Commission pursuant to Section 523(a)(2)(A) of the Bankruptcy

Code, 11 U.S.C. § 523(a)(2)(A), and this Order will have collateral estoppel effect for such purposes.

F.	Defendants acknowledge that their Taxpayer Identification Numbers or Employer

Identification Numbers, which Defendants must submit to the Commission, may be used for collecting and reporting on any delinquent amount arising out of this Order,

in accordance with 31 U.S.C. § 7701.

                                                                              22

G.	All money paid to the Commission pursuant to this Order may be deposited into a fund administered by the Commission or its designee to be used for equitable relief,

including consumer redress and any attendant expenses for the administration of any redress fund. If a representative of the Commission decides that direct redress to consumers is wholly or partially impracticable or money remains after redress is completed, the Commission may apply any remaining money for such other equitable relief (including consumer information remedies) as it determines to be reasonably related to Defendants’ practices alleged in the Complaint. Any money not used for such equitable relief is to be deposited to the U.S. Treasury as disgorgement. Defendants have no right to challenge any actions the Commission or its representatives may take pursuant to this Subsection.

                                                                           VIII.

                                                      CUSTOMER INFORMATION

IT IS FURTHER ORDERED that Defendants, Defendants’ officers, agents, and employees, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, are permanently restrained and enjoined from directly or indirectly failing to provide sufficient customer information to enable the Commission to efficiently administer consumer redress. Defendants represent that they have provided this redress information to the Commission. If a representative of the Commission requests in writing any information related to redress, Defendants must provide it, in the form prescribed by the Commission, within 14 days.

                                                                              IX.

                                                   ORDER ACKNOWLEDGMENTS

IT IS FURTHER ORDERED that Defendants obtain acknowledgments of receipt of this Order:

A.	Each Defendant, within 7 days of entry of this Order, must submit to the

Commission an acknowledgment of receipt of this Order sworn under penalty of perjury.

                                                                              23

B.	For ten (10) years after entry of this Order, Defendants must deliver a copy of this

Order to: (1) all principals, officers, directors, and LLC managers and members,

including Participants who serve as principals, officers, directors, and LLC managers and members; (2) all employees, agents, and representatives having managerial responsibilities concerning conduct covered by Sections I–IV of this

Order; (3) Business Opportunity Participants who are members of the Founder’s

Circle or Chairman’s Club or any group with similar stature under the marketing plan; (4) any business entity resulting from any change in structure as set forth in the

Section titled Compliance Reporting. Delivery must occur within 7 days of entry of this Order for current personnel. For all others, delivery must occur before they assume their responsibilities.

C.	From each individual or entity to which a Defendant delivered a copy of this Order,

that Defendant must obtain, within 30 days, a signed and dated acknowledgment of receipt of this Order.

                                                                               X.

                                                   COMPLIANCE REPORTING

IT IS FURTHER ORDERED that Defendants make timely submissions to the

Commission:

A.	One year after entry of this Order, each Defendant must submit a compliance report,

sworn under penalty of perjury. Each Defendant must:

1.	Identify the primary physical, postal, and email address and telephone number,

as designated points of contact, which representatives of the Commission may use to communicate with Defendant;

2.	Identify all of that Defendant’s businesses by all of their names, telephone numbers, and physical, postal, email, and Internet addresses;

3.	Describe the activities of each business, including the goods and services offered, the means of advertising, marketing, and sales, and the involvement of any other Defendant;

                                                                              24

4.	Describe in detail whether and how that Defendant is in compliance with each

Section of this Order; and

5.	Provide a copy of each Order Acknowledgment obtained pursuant to this Order,

unless previously submitted to the Commission.

B.	For nine (9) years after entry of this Order, each Defendant must submit a compliance notice, sworn under penalty of perjury, within 14 days of any change in the following:

1.	Any designated point of contact; or

2.	The structure of Defendant or any entity that Defendant has any ownership interest in or controls directly or indirectly that may affect compliance obligations arising under this Order, including: creation, merger, sale, or dissolution of the entity or any subsidiary, parent, or affiliate that engages in any acts or practices subject to this Order.

C.	Each Defendant must submit to the Commission notice of the filing of any bankruptcy petition, insolvency proceeding, or similar proceeding by or against such

Defendant within 14 days of its filing.

D.	Any submission to the Commission required by this Order to be sworn under penalty of perjury must be true and accurate and comply with 28 U.S.C. § 1746,

such as by concluding: “I declare under penalty of perjury under the laws of the

United States of America that the foregoing is true and correct. Executed on:

” and supplying the date, signatory’s full name, title (if applicable), and signature.

E.	Unless otherwise directed by a Commission representative in writing, all submissions to the Commission pursuant to this Order must be emailed to

DEbrief@ftc.gov or sent by overnight courier (not the U.S. Postal Service) to:

Associate Director for Enforcement, Bureau of Consumer Protection, Federal Trade

Commission, 600 Pennsylvania Avenue NW, Washington, DC 20580. The subject line must begin: FTC v. Herbalife, Ltd., et al.

                                                                              25

                                                                              XI.

                                                               RECORDKEEPING

IT IS FURTHER ORDERED that Defendants must create certain records for nine

(9) years after entry of the Order, and retain each such record for five (5) years.

Specifically, Defendants must create and retain the following records:

A.	Accounting records showing the revenues from all goods or services sold to participants in a Business Venture;

B.	Personnel records showing, for each person providing services, whether as an employee or otherwise, that person’s name; addresses; telephone numbers; job title or position; dates of service; and (if applicable) the reason for termination;

C.	Records accurately reflecting current Preferred Customers’ and Participants’ name,

address, telephone number, and e-mail address, and former Preferred Customers’

and Participants’ name and last known address, telephone number, and e-mail address;

D.	Records of all consumer complaints and refund requests, whether received directly or indirectly, such as through a third party, and any response;

E.	All records necessary to demonstrate full compliance with each provision of this

Order, including all submissions to the Commission;

F.	A copy of each unique advertisement or other marketing material used or disseminated by Defendants to consumers, Preferred Customers, or Participants;

G.	A copy of each unique training material used or disseminated by Defendants to

Preferred Customers or Participants; and

H.	Copies of all contracts or agreements entered into between Defendants and any participant in Defendants’ Business Venture.

                                                                             XII.

                                                   COMPLIANCE MONITORING

IT IS FURTHER ORDERED that for the purpose of monitoring Defendants’

compliance with this Order and any failure to transfer any assets as required by this Order:

                                                                              26

A.	Within 14 days of receipt of a written request from a representative of the

Commission each Defendant must: submit additional compliance reports or other requested information, which must be sworn under penalty of perjury; appear for depositions; and produce documents for inspection and copying. The Commission is also authorized to obtain discovery, without further leave of court, using any of the procedures prescribed by Federal Rules of Civil Procedure 29, 30 (including telephonic depositions), 31, 33, 34, 36, 45, and 69.

B.	For matters concerning this Order, the Commission is authorized to communicate with each Defendant through its counsel. Defendant must permit representatives of the Commission to interview any employee or other person affiliated with any

Defendant who has agreed to such an interview. The person interviewed may have counsel present.

C.	The Commission may use all other lawful means, including posing through its representatives as consumers, suppliers, or other individuals or entities, to

Defendants or any individual or entity affiliated with Defendants, without the necessity of identification or prior notice. Nothing in this Order limits the

Commission’s lawful use of compulsory process, pursuant to Sections 9 and 20 of the FTC Act, 15 U.S.C. §§ 49, 57b-1.

                                                                            XIII.

                                                             EFFECTIVE DATE

IT IS FURTHER ORDERED that this Order shall become effective upon entry,

except that Section I shall become effective ten (10) months after entry of the Order.

                                                                            XIV.

                                                 RETENTION OF JURISDICTION

IT IS FURTHER ORDERED that this Court retains jurisdiction of this matter for purposes of construction, modification, and enforcement of this Order.

                                                                              27

SO STIPULATED AND AGREED:

FOR PLAINTIFF FEDERAL TRADE COMMISSION

/s/ Janet Ammerman	Date: July 15, 2016

JANET AMMERMAN, California Bar No. 113996

Email: jammerman1@ftc.gov

CHRISTINE M. TODARO, OH Bar No. 0084976

Email: ctodaro@ftc.gov

DANIEL O. HANKS, DC Bar No. 495823; VA Bar No. 65523

Email: dhanks@ftc.gov

600 Pennsylvania Ave. NW, Mailstop: CC 8528, Washington, D.C. 20580

Tel: 202-326-3145 (Ammerman)

Tel: 202-326-3711 (Todaro)

Tel: 202-326-2472 (Hanks)

Fax: (202) 326-3395

LAURA SOLIS, WA Bar No. 36005

Email: lsolis@ftc.gov

915 Second Ave., Suite 2896, Seattle, WA 98174

Tel: (206) 220-4544

Fax: (206) 220-6366

Local Counsel

BARBARA CHUN, California Bar No. 186907

Email: bchun@ftc.gov

Federal Trade Commission

10877 Wilshire Blvd., Suite 700

Los Angeles, California 90024

Tel: (310) 824-4312

Fax: (310) 824-4380

FOR DEFENDANTS HERBALIFE INTERNATIONAL OF AMERICA, INC.,

HERBALIFE INTERNATIONAL, INC., AND HERBALIFE, LTD.

/s/ Douglas A. Axel	Date: July 14, 2016

DOUGLAS A. AXEL

Email: daxel@sidley.com

NITIN REDDY

Email: nreddy@sidley.com

Sidley Austin LLP

555 West Fifth Street

Los Angeles, CA 90013

Tel: (213) 896-6035 (Axel)

Tel: (213) 896-6929 (Reddy)

Fax: (213) 896-6600

                                                                              28

ANDREW J. STRENIO, JR.

Email: astrenio@sidley.com

Sidley Austin LLP

1501 K Street NW

Washington, DC 20005

Tel: (202) 736-8614

Fax: (202) 736-8711

/s/ John E. Villafranco	Date: July 14, 2016

JOHN E. VILLAFRANCO

Email: jvillafranco@kelleydrye.com

Kelley Drye & Warren LLP

3050 K Street NW

Washington, DC 20007

Tel: (202) 342-8400

Fax: (202) 342-8451

/s/ JB Kelly	July 14, 2016

JB KELLY

Email: jbkelly@cozen.com

Cozen O’Connor

1200 19th Street NW, 3rd Floor

Washington, DC 20036

Tel: (202) 471-3418

Fax: (202) 861-1905

FOR DEFENDANTS HERBALIFE INTERNATIONAL OF AMERICA, INC.,

HERBALIFE INTERNATIONAL, INC., AND HERBALIFE, LTD.

/s/ Mark J. Friedman	Date: July 14, 2016

MARK J. FRIEDMAN, as an officer of

Herbalife International of America, Inc.

/s/ Mark J. Friedman	Date: July 14, 2016

MARK J. FRIEDMAN, as an officer of

Herbalife International, Inc.

/s/ Mark J. Friedman	Date: July 14, 2016

MARK J. FRIEDMAN, as an officer of

Herbalife, Ltd.

                                                                      29